UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018 (August 1, 2018)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2018, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) entered into an amended and restated credit agreement (the “Credit Agreement”) with KeyBank National Association, individually and as administrative agent (“KeyBank”), KeyBanc Capital Markets Inc., PNC Capital Markets LLC and Merrill Lynch Pierce, Fenner & Smith Incorporated, as joint lead arrangers, and other lenders from time to time parties to the Credit Agreement (collectively, the “Lenders”) for a $350 million credit facility (the “Credit Facility”) consisting of a revolving credit facility providing initial revolving credit commitments in an aggregate amount of $200 million (the “Revolving Credit Facility”) and a term loan facility providing initial term loan commitments in an aggregate amount of $150 million (the term loans funded under such commitments, the “Term Loan”). The Revolving Credit Facility includes a sublimit of $25 million for swingline loans and a sublimit of $25 million for letters of credit. The Credit Agreement provides the Company with the ability from time to time to increase the size of the Credit Facility up to a total of $700 million, subject to certain conditions. The proceeds of the Credit Facility may be used by the Company for general corporate purposes of the Company and its subsidiaries, including repayment of indebtedness, property acquisitions and permitted investments, capital expenditures, development, redevelopment, capital reserves and working capital. The Company’s performance of the obligations under the Credit Agreement, including the payment of any outstanding indebtedness under the Credit Facility, is guaranteed by certain subsidiaries of the Company (the “Guarantors”), including each of the subsidiaries of the Company which owns or leases any of the properties included in the pool of unencumbered properties comprising the borrowing base, which pool is required to contain at least ten unencumbered properties with an unencumbered pool value of $200 million or more. Additional properties will be added to the pool to support amounts borrowed under the Credit Facility.

The Revolving Credit Facility matures on August 1, 2022, and the Company has the option to extend the maturity date for a period of one additional year subject to the payment of an extension fee and certain other conditions. The Term Loan matures on August 1, 2023.

Initially, the Company may borrow at rates equal to (i) the LIBOR base rate plus a margin ranging from 130 basis points to 210 basis points, in the case of the Revolving Credit Facility, and 125 basis points to 205 basis points, in the case of the Term Loan, depending on the Company’s leverage ratio or (ii) the alternate base rate plus a margin ranging from 30 basis points to 110 basis points, in the case of the Revolving Credit Facility, and 25 basis points to 105 basis points, in the case of the Term Loan, depending on the Company’s leverage ratio. LIBOR rate interest periods will be one, two, three or six months, as selected by the Company. Effective as of the date on which the Company receives a rating of BBB- or better from S&P Global Ratings or a rating of Baa3 or better from Moody’s Investors Service, Inc. or any date thereafter on which the Company maintains such rating, the Company may elect that the interest rate be determined based on the Company’s credit rating rather than its leverage ratio (the “Ratings Based Pricing Election”). After making the Ratings Based Pricing Election, the applicable margin that will be added either to the alternate base rate or LIBOR base rate to determine the rate on amounts outstanding under the Credit Facility will be based on the Company’s then current credit rating. The Ratings Based Pricing Election will be irrevocable and will apply throughout the remaining term of the Credit Facility.

The Company will be required to pay interest only, (x) on a monthly basis in arrears in the case of any floating rate advance and (y) on the last day of each interest period therefor in the case of any LIBOR rate advance, during the term of the Credit Facility, with all outstanding principal and unpaid interest due upon termination of the Revolving Credit Facility or Term Loan, as applicable. The Company may prepay the Credit Facility, in whole or in part in an amount not less than $1 million, at any time without fees or penalty, provided that any LIBOR borrowing prepaid on any day other than the last day of the applicable interest period is subject to the Company indemnifying each applicable Lender for any loss or cost incurred by it resulting therefrom. The Credit Facility also requires the maintenance of certain financial covenants.

Until the Company makes the Ratings Based Pricing Election, the Company must pay to the applicable Lenders an unused fee based on (i) an annual rate of 0.25% at such time as less than 50% of the Revolving Credit Facility is being used or (ii) an annual rate of 0.15% at such time as 50% or more of the Revolving Credit Facility is being used (the “Revolver Unused Fee”). After the Company makes the Ratings Based Pricing Election, the Revolver Unused Fee no longer accrues and the Company must instead pay to the applicable Lenders an annual facility fee that equals the amount of the applicable Lenders’ total commitment under the Revolving Credit Facility multiplied by a percentage ranging from 0.125% to 0.30%, depending upon the Company’s credit rating. Upon the issuance of each letter of credit under the Revolving Credit Facility, the Company must also pay KeyBank an issuance fee equal to 0.125% of the face amount of the letter of credit. The Company must thereafter pay a facility letter of credit fee on each outstanding letter of credit equal to the face amount of the letter of credit multiplied by the applicable LIBOR margin. Such fees, other than the issuance fee, are payable quarterly in arrears.

Any amount of the initial term loan commitments that remains undrawn during the period commencing on October 31, 2018 and ending on February 1, 2019 will be subject to an unused fee payable to the applicable Lenders, computed on a daily basis by multiplying (i) 0.20% per annum, expressed as a per diem rate, times (ii) the undrawn portion of the initial term loan commitments on such day (the “Term Loan Unused Fee”). The Company must pay the Term Loan Unused Fee, if any, on February 8, 2019. Any portion of the initial term loan commitments that remains undrawn as of February 1, 2019 will thereafter be unavailable for the Company to draw, and the Term Loan Unused Fee will no longer accrue.

The Credit Facility provides for customary events of default which are substantially the same as those under the original facility. Upon the occurrence of an event of default, all amounts owed by the Company under the Credit Facility may be declared or may become immediately due and payable.

The Company currently has $47.5 million outstanding under the Revolving Credit Facility and $50 million outstanding under the Term Loan.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement and related documents, which are attached to this Current Report as Exhibits 10.1-10.4 and incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

10.1

Amended and Restated Credit Agreement, dated as of August 1, 2018, by and among Inland Real Estate Income Trust, Inc., as borrower, KeyBank National Association, individually and as administrative agent, KeyBanc Capital Markets Inc., PNC Capital Markets LLC and Merrill Lynch Pierce, Fenner & Smith Incorporated, as joint lead arrangers, and other lenders parties thereto

10.2	Revolving Credit Note, dated August 1, 2018, by Inland Real Estate Income Trust, Inc. for the benefit of KeyBank National Association (Form of Revolving Credit Note)
10.3	Term Loan A Note, dated August 1, 2018, by Inland Real Estate Income Trust, Inc. for the benefit of KeyBank National Association (Form of Term Loan A Note)
10.4	Subsidiary Guaranty, dated as of August 1, 2018, by certain subsidiaries of Inland Real Estate Income Trust, Inc. parties thereto for the benefit of KeyBank National Association, as administrative agent for itself and the lenders under the Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	August 7, 2018	By:	/s/ Catherine L. Lynch
		Name:	Catherine L. Lynch
		Title	Chief Financial Officer